As filed with the Securities and Exchange Commission  on May 24, 2004
                                                       Registration No. 33-55703

     =====================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                   to Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                   95-2095071
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                   Identification Number)

                            2900 Semiconductor Drive
                                 P.O. Box 58090
                       Santa Clara, California 95052-8090
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (408) 721-5000
                 ----------------------------------------------

                      GLOBAL EMPLOYEES STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             JOHN M. CLARK III, Esq.
                     Senior Vice President, General Counsel
                                  and Secretary
                       NATIONAL SEMICONDUCTOR CORPORATION
                      2900 Semiconductor Drive, P.O. 58090
                           Santa Clara, CA 95052-8090
                                 (408) 721-5000

           (Name, address and telephone number, of agent for service)

                                     PART I
                                EXPLANATORY NOTE

DEREGISTRATION OF SHARES

     Pursuant to the Registration Statement on Form S-8, No. 33-55703 (the "Registration Statement"), National Semiconductor Corporation, a Delaware corporation (the "Company"), registered 5,000,000 shares of its Common Stock, $0.50 par value per share ("Common Stock"), issuable under the Company's Global Employees Stock Purchase Plan (the "Plan"). The Plan has now been terminated. The Company hereby removes from registration under the Registration Statement 3,602,717 shares of Common Stock remaining unissued under the Plan and the indeterminate amount of interests associated therewith that were originally registered with the shares of Common Stock.

                                     PART II

Item 8. Exhibits

24      Power of Attorney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 33-55703) and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on May 21, 2004.

                                   NATIONAL SEMICONDUCTOR CORPORATION


                                   By    BRIAN L. HALLA*
                                         ------------------
                                         Brian L. Halla
                                         Chairman of the Board, and
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May 21, 2004.

BRIAN L. HALLA*                     Chairman of the Board, President,
(Brian L. Halla)                    Chief Executive Officer and Director
                                    (Principal Executive Officer)

LEWIS CHEW*                         Senior Vice President, Finance and
(Lewis Chew)                        Chief Financial Officer
                                    (Principal Financial Officer)

ROBERT E. DEBARR*                   Controller (Principal Accounting Officer)
(Robert E. DeBarr)

STEVEN R. APPLETON*                 Director
(Steven R. Appleton)

GARY P. ARNOLD*                     Director
(Gary P. Arnold)

RICHARD J. DANZIG*                  Director
(Richard J. Danzig)

ROBERT J. FRANKENBERG*              Director
(Robert J. Frankenberg)

E. FLOYD KVAMME*                    Director
(E. Floyd Kvamme)

MODESTO A. MAIDIQUE*                Director
(Modesto A. Maidique)

EDWARD R. MCCRACKEN*                Director
(Edward R. McCracken)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of the Board of Directors of National Semiconductor Corporation has duly caused this Post-Effective Amendment to the Registration
Statement to be signed on its behalf by the undersigned, therein to duly authorized, in the City of Santa Clara, State of California on May 21, 2004.

Global Employees Stock Purchase Plan

By the members of the Committee:


STEVEN R. APPLETON*
(Steven R. Appleton)


MODESTO A. MAIDIQUE*
(Modesto A. Maidique)


EDWARD R. MCCRACKEN*
(Edward R. McCracken)


*By:     //S// JOHN M. CLARK III
         -----------------------
         John M. Clark III, Attorney in Fact

                       NATIONAL SEMICONDUCTOR CORPORATION

                                  EXHIBIT INDEX

24.  Power of Attorney